                                                             EXHIBIT 12.1

                            EMPLOYEE SOLUTIONS, INC.
                                AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                                 Six months ended
                                                                     Year ended December 31,              June 30,
                                               ---------------------------------------------     ----------------
                                               1992     1993     1994      1995       1996        1996       1997
                                               ----     ----     ----     ------     -------     ------     ------
Income from continuing operations before
   provision for income taxes                   $62     $208     $829     $6,681     $18,407     $9,270     $2,517

Add
     Portion of rents representative of the
      interest factor                            29       29       44         47         213        106        159
     Interest on indebtedness                     5      104        3         25       1,196          7      2,065
     Amortization of debt expense and
      premium                                    --      169       --         --          53         --        125
                                                ---     ----     ----     ------     -------     ------     ------
               Income as adjusted               $96     $510     $876     $6,753     $19,869     $9,383     $4,866
                                                ===     ====     ====     ======     =======     ======     ======

Fixed charges
     Interest on indebtedness                   $ 5     $104     $  3     $   25     $ 1,196     $    7     $2,065
     Amortization of debt expense and
      premium                                    --      169       --         --          53         --        125
     Portion of rents representative of
      the interest factor                        29       29       44         47         213        106        159
                                                ---     ----     ----     ------     -------     ------     ------
               Fixed charges                    $34     $302     $ 47     $   72     $ 1,462     $  113     $2,349
                                                ===     ====     ====     ======     =======     ======     ======

Ratio of earnings to fixed charges              2.8x     1.7x    18.6x      93.8x       13.6x      83.0x       2.1x
                                                ===     ====     ====     ======     =======     ======     ======
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